Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                               Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                               www.theriviera.com








FOR FURTHER INFORMATION:

AT THE COMPANY:                                  INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO                   Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                            (208) 241-3704 Voice
(702) 794-9442 Fax                              (208) 232-5317 Fax
Email:  dkrohn@theriviera.com                    Email:   betsyt@cableone.net

FOR IMMEDIATE RELEASE:

              RIVIERA TO PRESENT AT BEAR STEARNS CONFERENCE MAY 18

                  LAS VEGAS, NV - May 17, 2005 -- Riviera Holdings Corporation (AMEX: RIV) announced that management would present at the Bear Stearns 14th Annual Global Credit Conference on Wednesday, May 18, 2005 in New York City.

About Riviera Holdings:

         Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.

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